UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2024
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Designer Brands Inc. (the “Company”) was held on June 20, 2024, via live audio cast. At the Annual Meeting, shareholders of the Company approved an amendment and restatement of the Designer Brands Inc. 2014 Long-Term Equity Incentive Plan (as Amended and Restated) (the “Amended Plan”). The Amended Plan is a long-term incentive plan, pursuant to which awards, including options, stock appreciation rights, restricted and unrestricted stock, restricted stock units, performance awards, and other awards may be granted to employees (including executive officers), consultants, and non-employee directors of the Company. The Amended Plan was adopted principally to, among other things, (i) increase the number of Class A Common Shares of the Company reserved for equity-based awards by 24,000,000 shares, (ii) clarify that dividends related to restricted stock awards and dividend equivalents related to restricted stock units shall not be paid currently and instead shall vest when the stock underlying the award vests, and (iii) update the clawback section to provide that a participant’s rights with respect to payment of any award is subordinate to the Company’s rights to recover payment under the final Dodd-Frank Act clawback rules and corresponding NYSE listing standards. No awards may be granted under the Amended Plan after June 19, 2034. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the Amended Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Human Capital and Compensation Committee of the Company’s Board of Directors.

The summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 4.5 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 20, 2024 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders considered and voted on the matters set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the SEC on May 3, 2024 (the “Proxy Statement”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting.

Proposal 1: Election of Three Class II Director Nominees

Voting results regarding the election of three Class II director nominees were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jay L. Schottenstein	89,558,580	12,974,264	4,523,783
Richard A. Paul	93,017,112	9,515,732	4,523,783
Joanne Zaiac	86,924,743	15,608,101	4,523,783

Based on the voting results set forth above, Messrs. Jay L. Schottenstein and Richard A. Paul and Ms. Joanne Zaiac were each duly elected as Class II directors with terms expiring at the Company's 2027 Annual Meeting of shareholders.

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP

Voting results regarding the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2025 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,506,343	542,026	8,258	—

Based on the voting results set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2025 was duly ratified.

Proposal 3: Advisory Approval of Named Executive Officer Fiscal 2023 Compensation

Voting results regarding the non-binding, advisory vote on the fiscal 2023 compensation of the Company’s named executive officers as reported in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,268,052	4,184,138	80,654	4,523,783

Based on the voting results set forth above, the fiscal 2023 compensation of the Company’s named executive officers was approved on an advisory basis.

Proposal 4: Approval of an Amendment and Restatement of the Designer Brands Inc. 2014 Long-Term Incentive Plan

Voting results regarding the approval of an amendment and restatement of the Designer Brands Inc. 2014 Long-Term Incentive Plan (the "Amended Plan") were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,884,711	27,995,505	652,628	4,523,783

Based on the voting results set forth above, the Amended Plan was approved.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Lisa M. Yerrace
Lisa M. Yerrace
Vice President, Deputy General Counsel and Corporate Secretary

Date:	June 21, 2024